UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

December 18, 2012

Date of report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2012, T. Michael Glenn advised Renasant Corporation (the “Company”) that he will resign from the Board of Directors of the Company and its subsidiaries, including Renasant Bank, effective December 31, 2012. Mr. Glenn’s decision to resign was due to time constraints relating to his duties with his employer and did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Mr. Glenn will continue to serve on Renasant Bank’s West Tennessee Regional Bank Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2012, the Board of Directors amended the Restated Bylaws of the Company (the “Bylaws”) to update the Bylaws to reflect recent changes to the Mississippi corporations statute relating to indemnification. As amended, the Bylaws now make clear that an indemnitee must actually sign the affirmation of his good faith belief that his conduct met the requisite standard of conduct as well as the undertaking to repay any funds advanced if it is ultimately determined that the indemnitee is not entitled to indemnification under the terms of the Bylaws. In addition, the definition of the term “Expenses” was expanded to include any reasonable expenses incurred in connection with a proceeding and not just reasonable attorney fees, court costs and investigative expenses, as was the case prior to the amendment to the Bylaws.

A copy of the Restated Bylaws, as amended, is attached as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

3(ii)	Restated Bylaws of Renasant Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: December 24, 2012	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3(ii)	Restated Bylaws of Renasant Corporation.